Exhibit 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Treasurer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2012 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 17, 2012) — Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the second quarter of 2012. Net income for the second quarter of 2012 was $6,345,000, or basic and diluted earnings per share of $0.25, as compared to $5,757,000, or basic and diluted earnings per share of $0.23, for the second quarter of 2011.

“During the second quarter of 2012 we continued to execute our plan of driving improvement in key areas which should result in sustained long-term profitability. Our second quarter financial results as compared to the same period in 2011 reflects significant growth in loans and noninterest-bearing deposits, a 22 basis point increase in net interest margin, and a 31% increase in noninterest income,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “In addition, we continued to experience significant improvement in our credit quality metrics as our nonperforming loans and nonperforming assets not covered by loss-

share agreements with the FDIC decreased by 42% and 27%, respectively, as compared to the same period in 2011.”

Total assets as of June 30, 2012, were approximately $4.112 billion, down slightly from December 31, 2011. The Company’s Tier 1 leverage capital ratio was 9.68%, its Tier 1 risk-based capital ratio was 13.14%, and its total risk-based capital ratio was 14.39%. The Company’s tangible common equity ratio was 7.65%. All of the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

Total loans, which include both loans covered and not covered under FDIC loss-share agreements, were approximately $2.682 billion at June 30, 2012, as compared to $2.563 billion at June 30, 2011, and $2.581 billion at December 31, 2011. Loans not covered under FDIC loss-share agreements were $2.392 billion at June 30, 2012, an increase of 9.5% from June 30, 2011, and 6.7% from December 31, 2011.

“Our annualized loan growth rate of 19.35% during the second quarter of 2012 represents one of the largest percentage increases in loans for a single quarter in the history of our company. Furthermore, we are particularly pleased that each region within our footprint contributed to this growth, which represents our 4th consecutive quarter of net loan growth. With the contribution of each region and the additional loan volume from our de novo operations, we expect net loan growth to remain strong in future quarters,” said McGraw.

Total deposits were $3.406 billion at June 30, 2012, as compared to $3.477 billion at June 30, 2011, and $3.412 billion at December 31, 2011. Noninterest-bearing deposits increased $81 million, or 18%, at June 30, 2012, as compared to the same period in 2011 and increased $7.3 million, or 1%, from December 31, 2011. This continued growth in noninterest-bearing deposits, coupled with reductions in borrowed funds, reduced the Company’s cost of funds 43 basis points to 0.74% for the second quarter of 2012, as compared to 1.17% for the second quarter of 2011.

Net interest income increased to $33,410,000 for the second quarter of 2012, from $32,622,000 for the second quarter of 2011. Net interest margin was 3.98% for the second quarter of 2012, as compared to 3.76% for the second quarter of 2011.

“The current interest rate environment continues to put pressure on all financial institutions’ ability to grow net interest income and net interest margin. Despite this pressure, we have continued to increase our net interest income and net interest margin through the restructuring of our funding mix and through the deployment of cash into higher yielding alternatives,” stated McGraw.

Noninterest income was $16,238,000, up 30.7%, for the second quarter of 2012, as compared to $12,423,000 for the second quarter of 2011. Contributing to this year-over-year increase in noninterest income was strong growth in mortgage production and an increase in wealth management income primarily due to the additional revenue from the trust acquisition in the third quarter of 2011. Also in the Company’s second quarter 2012 noninterest income was a gain of $869,000 resulting from the sale of securities, as compared to a loss of $258,000 in the second quarter of 2011. The Company sold securities in the second quarter of 2012 because the effective yield had significantly declined as a result of accelerated prepayments. The proceeds from the sale of these securities were primarily deployed to fund the Company’s loan growth.

Noninterest expense was $36,710,000 for the second quarter of 2012, as compared to $31,644,000 for the second quarter of 2011. This increase in noninterest expense during the second quarter of 2012, as compared to the second quarter of 2011, is primarily attributable to the additional personnel and facilities costs from the recent de novo branching activities, the previously-disclosed trust acquisition, expenses related to mortgage production, and higher health insurance costs.

The Company’s loans and other real estate owned acquired in FDIC-assisted transactions are recorded at fair value. Furthermore, the loss-share agreements with the FDIC, as well as adjustments to the balances of these acquired assets to record them at fair value, mitigate the impact of further losses on these assets. Nonperforming loans and other real estate owned covered under loss-share agreements totaled $65.6 million and $37.9 million, respectively, at June 30, 2012, combining for a decrease of approximately 31% in nonperforming assets subject to FDIC loss-share agreements from June 30, 2011, and a decrease of approximately 22% from December 31, 2011. The remaining information in this release on nonperforming loans, other real estate owned, and the related asset quality ratios exclude the assets covered under loss-share agreements.

Nonperforming loans declined to $29.9 million at June 30, 2012, as compared to $51.9 million at June 30, 2011, and $34.9 million at December 31, 2011. Loans 30 to 89 days past due as a percentage of total loans were 0.60% as of June 30, 2012, as compared to 0.80% as of June 30, 2011, and 0.71% as of December 31, 2011.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 149.45% as of June 30, 2012, as compared to 91.52% as of June 30, 2011, and 127.00% as of December 31, 2011.

The Company recorded a provision for loan losses of $4,700,000 for the second quarter of 2012, as compared to $5,350,000 for the second quarter of 2011. Annualized net charge-offs as a percentage of average loans were 0.62% for the second quarter of 2012, as compared to 0.82% for the second quarter of 2011, and 1.56% for the fourth quarter of 2011. The allowance for loan losses as a percentage of loans was 1.87% at June 30, 2012, as compared to 2.18% at June 30, 2011, and 1.98% at December 31, 2011.

Other real estate owned was $58.4 million at June 30, 2012, as compared to $68.4 million at June 30, 2011, and $70.1 million at December 31, 2011. During the second quarter, the Company sold a total of approximately $7.3 million in other real estate owned and currently has approximately $8.4 million under contract to sell during the third quarter of 2012.

“We continued to capitalize on opportunities in new markets as we entered into the Eastern Tennessee banking market via de novo branching and broke ground on our new Starkville, Mississippi location during the second quarter of 2012,” stated McGraw. “Overall, the positive trends we are experiencing in loan growth, change in our funding mix, increases in net interest income and margin, increases in mortgage revenue, as well as a decrease in non-performing assets, have us well positioned for what we believe will be a strong second half of 2012.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern on Wednesday, July 18, 2012.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst120718.html. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation Second Quarter 2012 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10016155 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM Eastern on July 18, 2013.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 108-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.1 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2012 - Q2 2011 Percent	For the Six Months
	2012		2011					Ended June 30,
	Second	First	Fourth	Third	Second	First				Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2012	2011	Variance
Statement of earnings

Interest income - taxable equivalent basis	$41,487	$42,001	$42,430	$43,432	$45,291	$45,371	(8.40)	$83,488	$90,662	(7.91)

Interest income	$39,978	$40,505	$40,970	$41,930	$43,775	$43,803	(8.67)	$80,483	$87,578	(8.10)
Interest expense	6,568	7,662	8,475	9,066	11,153	12,707	(41.11)	14,230	23,860	(40.36)

Net interest income	33,410	32,843	32,495	32,864	32,622	31,096	2.42	66,253	63,718	3.98

Provision for loan losses	4,700	4,800	6,000	5,500	5,350	5,500	(12.15)	9,500	10,850	(12.44)

Net interest income after provision	28,710	28,043	26,495	27,364	27,272	25,596	5.27	56,753	52,868	7.35

Service charges on deposit accounts	4,495	4,525	4,527	4,797	5,082	4,880	(11.55)	9,020	9,962	(9.46)
Fees and commissions on loans and deposits	4,322	3,928	3,794	3,354	3,147	2,964	37.34	8,250	6,111	35.00
Insurance commissions and fees	842	898	812	847	783	832	7.54	1,740	1,615	7.74
Wealth management revenue	1,551	1,942	1,526	1,145	1,140	1,057	36.05	3,493	2,197	58.99
Securities gains (losses)	869	904	—	5,041	(258)	12	(436.82)	1,773	(246)	(820.73)
Gain on sale of mortgage loans	2,390	1,281	662	1,371	949	1,151	151.84	3,671	2,100	74.81
Gain on acquisition	—	—	—	570	—	8,774	—	—	8,774	(100.00)
Other	1,769	2,909	1,686	1,318	1,580	1,365	11.96	4,678	2,945	58.85

Total noninterest income	16,238	16,387	13,007	18,443	12,423	21,035	30.71	32,625	33,458	(2.49)

Salaries and employee benefits	19,871	18,649	16,232	17,493	16,173	16,237	22.87	38,520	32,410	18.85
Occupancy and equipment	3,582	3,615	3,522	3,434	3,357	3,218	6.70	7,197	6,575	9.46
Data processing	2,211	2,040	1,925	1,927	1,657	1,788	33.43	4,251	3,445	23.40
Debt extinguishment penalty	—	898	—	—	—	1,903	—	898	1,903	(52.81)
Merger-related expenses	—	—	—	326	—	1,325	—	—	1,325	(100.00)
Other real estate	3,370	3,999	3,357	6,336	2,122	3,511	58.81	7,369	5,633	30.82
Amortization of intangibles	349	358	366	351	510	515	(31.57)	707	1,025	(31.02)
Other	7,327	7,062	6,962	7,092	7,825	7,496	(6.36)	14,389	15,321	(6.08)

Total noninterest expense	36,710	36,621	32,364	36,959	31,644	35,993	16.01	73,331	67,637	8.42

Income before income taxes	8,238	7,809	7,138	8,848	8,051	10,638	(22.56)	16,047	18,689	(14.14)
Income taxes	1,893	1,835	1,348	2,316	2,294	3,085	(17.48)	3,728	5,379	(30.69)

Net income	$6,345	$5,974	$5,790	$6,532	$5,757	$7,553	10.21	$12,319	$13,310	(7.45)

Basic earnings per share	$0.25	$0.24	$0.23	$0.26	$0.23	$0.30	8.70	$0.49	$0.53	(7.55)
Diluted earnings per share	0.25	0.24	0.23	0.26	0.23	0.30	8.70	0.49	0.53	(7.55)

Average basic shares outstanding	25,110,709	25,078,996	25,061,122	25,061,068	25,059,081	25,052,126	0.21	25,094,852	25,055,623	0.16
Average diluted shares outstanding	25,149,360	25,138,213	25,183,114	25,180,923	25,182,503	25,172,410	(0.13)	25,144,134	25,183,215	(0.16)

Common shares outstanding	25,113,894	25,105,732	25,066,068	25,061,068	25,061,068	25,056,431	0.21	25,113,894	25,061,068	0.21
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—

Performance ratios
Return on average shareholders’ equity	5.19%	4.88%	4.71%	5.36%	4.84%	6.51%		5.03%	5.67%
Return on average shareholders’ equity, excluding amortization expense	5.36%	5.06%	4.89%	5.54%	5.11%	6.78%		5.21%	5.94%
Return on average assets	0.62%	0.57%	0.55%	0.63%	0.54%	0.69%		0.59%	0.62%
Return on average assets, excluding amortization expense	0.64%	0.59%	0.57%	0.65%	0.57%	0.72%		0.61%	0.65%

Net interest margin (FTE)	3.98%	3.85%	3.84%	3.92%	3.76%	3.55%		3.92%	3.65%
Yield on earning assets (FTE)	4.73%	4.71%	4.80%	4.96%	4.99%	4.93%		4.72%	4.96%
Cost of funding	0.74%	0.84%	0.92%	0.99%	1.17%	1.31%		0.79%	1.25%
Average earning assets to average assets	85.39%	84.88%	84.22%	83.95%	84.75%	84.16%		85.13%	84.66%
Average loans to average deposits	76.89%	75.45%	75.83%	76.23%	72.47%	70.20%		76.17%	71.48%

Noninterest income (less securities gains/losses) to average assets	1.50%	1.47%	1.24%	1.28%	1.18%	1.93%		1.49%	1.56%
Noninterest expense to average assets	3.58%	3.49%	3.08%	3.54%	2.96%	3.30%		3.53%	3.13%
Net overhead ratio	2.08%	2.01%	1.84%	2.26%	1.77%	1.37%		2.05%	1.57%
Efficiency ratio (FTE)	71.76%	72.19%	68.92%	69.99%	67.96%	67.03%		71.98%	67.46%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2012 -	For the Six Months
	2012		2011				Q2 2011	Ended June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2012	2011	Variance
Average balances
Total assets	$4,123,373	$4,222,376	$4,172,518	$4,142,851	$4,294,530	$4,423,088	(3.99)	$4,172,848	$4,355,810	(4.20)
Earning assets	3,521,099	3,583,957	3,514,110	3,478,054	3,639,696	3,722,419	(3.26)	3,552,528	3,687,507	(3.66)
Securities	793,353	813,826	745,398	796,957	863,735	881,808	(8.15)	803,589	872,701	(7.92)
Loans, net of unearned	2,647,321	2,614,000	2,594,820	2,577,539	2,575,890	2,556,572	2.77	2,630,660	2,572,980	2.24
Intangibles	191,788	192,429	192,611	191,574	191,320	191,740	0.24	191,964	191,529	0.23

Noninterest-bearing deposits	$531,209	$534,867	$523,807	$480,699	$468,170	$476,115	13.46	$533,038	$472,116	12.90
Interest-bearing deposits	2,886,878	2,897,750	2,854,146	2,880,248	3,072,809	3,148,481	(6.05)	2,892,314	3,110,450	(7.01)
Total deposits	3,418,087	3,432,617	3,377,953	3,360,947	3,540,979	3,624,596	(3.47)	3,425,352	3,582,566	(4.39)
Borrowed funds	168,856	238,937	260,672	259,387	261,060	290,201	(35.32)	203,897	275,550	(26.00)
Shareholders’ equity	492,164	492,092	487,752	483,121	476,896	470,875	3.20	492,164	473,541	3.93

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$26,099	$26,999	$31,154	$40,363	$42,331	$46,406	(38.35)	$26,099	$42,331	(38.35)
Loans 90 past due or more	3,864	3,435	3,760	8,674	9,646	10,839	(59.94)	3,864	9,646	(59.94)

Nonperforming loans not subject to loss share	29,963	30,434	34,914	49,037	51,977	57,245	(42.35)	29,963	51,977	(42.35)
Other real estate owned	58,384	64,931	70,079	72,765	68,384	71,415	(14.62)	58,384	68,384	(14.62)

Nonperforming assets not subject to loss share	$88,347	$95,365	$104,993	$121,802	$120,361	$128,660	(26.60)	$88,347	$120,361	(26.60)

Assets subject to loss share:
Nonaccrual loans	$65,386	$78,418	$88,034	$84,426	$78,780	$78,909	(17.00)	$65,386	$78,780	(17.00)
Loans 90 past due or more	199	1,397	1,134	12,222	10,619	7,817	(98.13)	199	10,619	(98.13)

Nonperforming loans subject to loss share	65,585	79,815	89,168	96,648	89,399	86,726	(26.64)	65,585	89,399	(26.64)
Other real estate owned	37,951	35,461	43,156	44,021	59,802	59,036	(36.54)	37,951	59,802	(36.54)

Nonperforming assets subject to loss share	$103,536	$115,276	$132,324	$140,669	$149,201	$145,762	(30.61)	$103,536	$149,201	(30.61)

Net loan charge-offs	$4,097	$4,964	$10,192	$4,539	$5,284	$3,410	(22.46)	$9,061	$8,694	4.22
Allowance for loan losses	44,779	44,176	44,340	48,532	47,571	47,505	(5.87)	44,779	47,571	(5.87)

Nonperforming loans / total loans*	1.25%	1.33%	1.56%	2.22%	2.38%	2.61%		1.25%	2.38%
Nonperforming assets / total assets*	2.15%	2.28%	2.50%	2.94%	2.83%	2.91%		2.15%	2.83%
Allowance for loan losses / total loans*	1.87%	1.94%	1.98%	2.20%	2.18%	2.17%		1.87%	2.18%
Allowance for loan losses / nonperforming loans*	149.45%	145.15%	127.00%	98.97%	91.52%	82.99%		149.45%	91.52%
Annualized net loan charge-offs / average loans*	0.62%	0.76%	1.56%	0.70%	0.82%	0.54%		0.69%	0.68%

Balances at period end
Total assets	$4,112,377	$4,176,490	$4,202,008	$4,136,474	$4,259,200	$4,422,164	(3.45)	$4,112,377	$4,259,200	(3.45)
Earning assets	3,510,654	3,551,252	3,528,980	3,480,982	3,585,441	3,724,108	(2.09)	3,510,654	3,585,441	(2.09)
Securities	676,721	834,419	796,341	718,881	833,710	880,382	(18.83)	676,721	833,710	(18.83)
Mortgage loans held for sale	25,386	25,216	28,222	24,739	11,511	9,399	120.54	25,386	11,511	120.54
Loans not subject to loss share	2,392,349	2,281,957	2,241,622	2,204,955	2,185,490	2,190,376	9.47	2,392,349	2,185,490	9.47
Loans subject to loss share	289,685	318,089	339,462	359,813	377,149	386,811	(23.19)	289,685	377,149	(23.19)
Total loans	2,682,034	2,600,046	2,581,084	2,564,768	2,562,639	2,577,187	4.66	2,682,034	2,562,639	4.66
Intangibles	191,618	191,968	192,326	192,755	191,086	191,581	0.28	191,618	191,086	0.28

Noninterest-bearing deposits	$539,237	$535,955	$531,910	$493,130	$458,686	$486,676	17.56	$539,237	$458,686	17.56
Interest-bearing deposits	2,866,959	2,937,211	2,880,327	2,849,225	3,018,733	3,158,198	(5.03)	2,866,959	3,018,733	(5.03)
Total deposits	3,406,196	3,473,166	3,412,237	3,342,355	3,477,419	3,644,874	(2.05)	3,406,196	3,477,419	(2.05)
Borrowed funds	169,979	171,753	254,709	262,569	263,067	260,149	(35.39)	169,979	263,067	(35.39)
Shareholders’ equity	491,534	489,611	487,202	487,401	480,135	473,354	2.37	491,534	480,135	2.37

Market value per common share	$15.71	$16.28	$15.00	$12.73	$14.49	$16.98	8.42	$15.71	$14.49	8.42
Book value per common share	19.57	19.50	19.44	19.45	19.16	18.89	2.16	19.57	19.16	2.16
Tangible book value per common share	11.94	11.86	11.76	11.76	11.53	11.25	3.54	11.94	11.53	3.54
Shareholders’ equity to assets (actual)	11.95%	11.72%	11.59%	11.78%	11.27%	10.70%		11.95%	11.27%
Tangible capital ratio	7.65%	7.47%	7.35%	7.47%	7.11%	6.66%		7.65%	7.11%

Leverage ratio	9.68%	9.38%	9.44%	9.48%	9.10%	8.77%		9.68%	9.10%
Tier 1 risk-based capital ratio	13.14%	13.32%	13.32%	13.63%	13.58%	13.59%		13.14%	13.58%
Total risk-based capital ratio	14.39%	14.58%	14.58%	14.89%	14.83%	14.84%		14.39%	14.83%

*	Based on assets not subject to loss share

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2012 -	For the Six Months
	2012		2011				Q2 2011	Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2012	2011	Percent Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$280,515	$263,720	$260,288	$247,950	$243,343	$250,889	15.28	$280,515	$243,343	15.28
Lease financing	245	302	328	350	393	458	(37.66)	245	393	(37.66)
Real estate - construction	73,109	67,223	74,159	75,690	77,224	71,559	(5.33)	73,109	77,224	(5.33)
Real estate - 1-4 family mortgages	771,161	738,765	716,704	712,871	720,451	730,860	7.04	771,161	720,451	7.04
Real estate - commercial mortgages	1,208,057	1,153,423	1,130,143	1,106,037	1,081,801	1,073,561	11.67	1,208,057	1,081,801	11.67
Installment loans to individuals	59,262	58,524	60,000	62,057	62,278	63,049	(4.84)	59,262	62,278	(4.84)

Loans, net of unearned	$2,392,349	$2,281,957	$2,241,622	$2,204,955	$2,185,490	$2,190,376	9.47	$2,392,349	$2,185,490	9.47

Loans subject to loss share by category
Commercial, financial, agricultural	$12,758	$15,206	$17,803	$19,196	$24,233	$22,964	(47.35)	$12,758	$24,233	(47.35)
Lease financing	—	—	—	—	—	—	—	—	—	—
Real estate - construction	6,093	6,202	7,076	10,811	10,318	13,847	(40.95)	6,093	10,318	(40.95)
Real estate - 1-4 family mortgages	91,605	99,769	107,923	114,228	119,508	123,770	(23.35)	91,605	119,508	(23.35)
Real estate - commercial mortgages	179,160	196,754	206,492	215,370	222,876	226,038	(19.61)	179,160	222,876	(19.61)
Installment loans to individuals	69	158	168	208	214	192	(67.76)	69	214	(67.76)

Loans, net of unearned	$289,685	$318,089	$339,462	$359,813	$377,149	$386,811	(23.19)	$289,685	$377,149	(23.19)